                                                                                                                        EXHIBIT
                                                    TANDY CORPORATION
                                     STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

    <CAPTIONS>
    (In thousands, except ratios)
                                                                          Three Months Ended           Six Months Ended
                                                                               June 30,                    June 30,
                                                                       -----------------------     -----------------------
                                                                          1994         1993           1994         1993
                                                                       ---------     ---------     ---------     ---------
    PRIMARY EARNINGS PER SHARE
    Reconciliation of net income (loss) per statements
      of income to amounts used in computation of
      primary earnings earnings per share:
    Net income (loss), as reported                                     $  34,415     $ (77,336)    $  76,210     $ (42,191)
    Less dividends on preferred stock:
      Series B                                                            (1,607)       (1,782)       (3,413)       (3,614)
      Series C                                                            (8,025)       (8,025)      (16,050)      (16,050)
                                                                       ---------     ---------     ---------     ---------
    Net income (loss) available to common stockholders                    24,783       (87,143)       56,747       (61,855)
    Plus dividends on Series C preferred stock                             8,025         8,025        16,050        16,050
                                                                       ---------     ---------     ---------     ---------
    Net income (loss) for primary earnings per share                   $  32,808     $ (79,118)    $  72,797     $ (45,805)
                                                                       =========     =========     =========     =========

    Weighted average number of common shares outstanding                  63,442        63,571        63,547        63,419
    Weighted average number of $2.14 depositary shares,
      representing Series C preferred stock, treated as
      outstanding common stock due to mandatory conversion                15,000        15,000        15,000        15,000
    Weighted average number of common shares issuable
      under stock option plans, net of assumed treasury
      stock repurchases at average market prices                             159           (b)           249           (b)
                                                                       ---------     ---------     ---------     ---------
    Weighted average number of common and common
      equivalent shares outstanding                                       78,601        78,571        78,796        78,419
                                                                       =========     =========     =========     =========

    Net income (loss) per average common and common
      equivalent share                                                 $    0.42     $   (1.01)    $    0.92     $   (0.58)
                                                                       =========     =========     =========     =========

    FULLY DILUTED EARNINGS PER SHARE (a)

    Reconciliation of net income (loss) per statements
      of income to amounts used in computation of fully
      diluted earnings per share:
         Net income (loss) available to common stockholders            $  24,783     $ (87,143)    $  56,747     $ (61,855)
         Plus dividends on Series C preferred stock                        8,025         8,025        16,050        16,050
         Adjustments for assumed conversion of Series B
           preferred stock to common stock as of the
           later of the beginning of the period or the
           date of issuance, August 1, 1990:
           Plus dividends on Series B preferred stock,
             net of tax on allocated shares                                1,607           (b)         3,413           (b)
           Less additional contribution that would have
             been required for the TESOP if Series B
             preferred stock had been converted                             (925)          (b)        (1,955)          (b)
                                                                       ---------     ---------     ---------     ---------
    Net income (loss), as adjusted                                     $  33,490     $ (79,118)    $  74,255     $ (45,805)
                                                                       =========     =========     =========     =========

    Reconciliation of weighted average number of shares
      outstanding to amount used in computation of fully
      diluted earnings per share:
      Weighted average number of shares outstanding                       78,601        78,574        78,796        78,442
      Adjustment to reflect assumed exercise of stock
        options as of the beginning of the period                             15           (b)            16           (b)
      Adjustment to reflect assumed conversion of
        Series B preferred stock to common stock as
        of the later of the beginning of the period
        or the date of issuance, August 1, 1990                            1,981           (b)         2,013           (b)
                                                                       ---------     ---------     ---------     ---------
      Weighted average number of common and common
        equivalent shares outstanding, as adjusted                        80,597        78,574        80,825        78,442
                                                                       =========     =========     =========     =========

    Fully diluted net income per average common
      and common equivalent share                                      $    0.42     $   (1.01)    $    0.92     $   (0.58)
                                                                       =========     =========     =========     =========

    (a)  This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
    (b)  For the three months and six months ended June 30, 1994 these items are anti-dilutive and thus are omitted from the calculation.

                                                                                                               EXHIBIT 12
                                                    TANDY CORPORATION
                             STATEMENT OF COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                           AND RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS (1)

    <CAPTIONS>
    (In thousands, except ratios)

                                                                          Three Months Ended           Six Months Ended
                                                                               June 30,                    June 30,
                                                                       -----------------------     -----------------------
                                                                          1994          1993          1994          1993
                                                                       ---------     ---------     ---------     ---------
    Ratios of Earnings to Fixed Charges
    Income from continuing operations                                  $  34,415     $  31,741     $  76,210     $  72,414
    Plus provision for income taxes                                       21,318        18,244        47,207        41,624
                                                                       ---------     ---------     ---------     ---------
    Income before income taxes                                            55,733        49,985       123,417       114,038

    Fixed charges:

    Interest expense and amortization
      of debt discount                                                     6,372         7,900        16,365        17,111
    Amortization of issuance expense                                          62           102           150           208
    Appropriate portion (33 1/3%) of rentals                              17,799        16,440        35,333        32,524
                                                                       ---------     ---------     ---------     ---------
      Total fixed charges                                                 24,233        24,442        51,848        49,843
                                                                       ---------     ---------     ---------     ---------
    Earnings before income taxes
      and fixed charges                                                $  79,966     $  74,427     $ 175,265     $ 163,881
                                                                       =========     =========     =========     =========

    Ratios of earnings to fixed charges                                     3.30          3.05          3.38          3.29
                                                                       =========     =========     =========     =========
    Ratios of Earnings to Fixed Charges
      and Preferred Dividends:

    Total fixed charges, as above                                      $  24,233     $  24,442     $  51,848     $  49,843
    Preferred dividends                                                    9,632         9,807        19,463        19,664
                                                                       ---------     ---------     ---------     ---------
    Total fixed charges and preferred dividends                           33,865        34,249        71,311        69,507
                                                                       =========     =========     =========     =========

    Earnings before income taxes, fixed charges
      and preferred dividends                                          $  79,966     $  74,427     $ 175,265     $ 163,881
                                                                       =========     =========     =========     =========

    Ratios of earnings to fixed charges
      and preferred dividends                                               2.36          2.17          2.46          2.36
                                                                       =========     =========     =========     =========


    (1)  The computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Fixed Charges and
         Preferred Dividends excludes results of operations from discontinued operations and fixed charges relating to these same operations.